SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934


|X|      Filed by Registrant.
|_|      Filed by Party other than the Registrant

Check the appropriate box:
|_|      Preliminary Proxy Statement
|_| Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
|X|      Definitive Proxy Statement
|_|      Definitive Additional Materials
|_|      Soliciting Material Pursuant toss.240.14a-11(c) orss.240.14a-12


                       AMERICAN NATURAL ENERGY CORPORATION
                (Name of Registrant as Specified in Its Charter)

                                 NOT APPLICABLE
       (Name of Person(s) Filing Proxy Statement if other than Registrant)


Payment of Filing Fee (check the appropriate box):
|X|     No fee required.
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        1)  Title of each class of securities to which transaction applies:____
        _______________________________________________________________________
        2) Aggregate number of securities to which transaction applies: _______
        _______________________________________________________________________
        3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
        _______________________________________________________________________
        4) Proposed maximum aggregate value of transaction:
        _______________________________________________________________________
        5) Total Fee Paid:
        _______________________________________________________________________
|_|     Fee paid previously with preliminary materials.
|_| Check box if any part of the Fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
        1)  Amount Previously Paid:  __________________________________________
        2)  Form, Schedule or Registration Statement Number:  _________________
        3)  Filing Party:  ____________________________________________________
        4)  Date Filed:  ______________________________________________________

                       AMERICAN NATURAL ENERGY CORPORATION
                           7030 SOUTH YALE - SUITE 404
                              TULSA, OKLAHOMA 74136

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                               SEPTEMBER 24, 2003

         Notice is hereby given that the Annual Meeting of Shareholders of American Natural Energy Corporation (the "Company") will be held at the offices of the Company at 7030 South Yale - Suite 404, Tulsa, Oklahoma, on Wednesday, September 24, 2003, at 10:00AM, local time, for the following purposes:

         1. To elect four (4) directors of the Company to hold office until the next Annual Meeting of Shareholders in 2004 and until their respective successors are elected and qualified;

         2. To transact such other business as may properly come before the meeting, or any adjournments thereof.

         Information with respect to the above is set forth in the Proxy Statement which accompanies this Notice. Only holders of shares of the Company's Common Stock of record at the close of business on August 25, 2003 (the "Record Date") are entitled to notice of and to vote at the Meeting.

         We hope that all of our shareholders who can conveniently do so will attend the Meeting. Shareholders who do not expect to be able to attend the Meeting are requested to mark, date and sign the enclosed proxy and return the same in the enclosed addressed envelope which is intended for your convenience.

                                                     Steven P. Ensz, Secretary

Dated:  August 29, 2003

                       AMERICAN NATURAL ENERGY CORPORATION

                                 PROXY STATEMENT
                         ANNUAL MEETING OF SHAREHOLDERS

         The enclosed proxy is solicited by the Board of Directors of American Natural Energy Corporation, an Oklahoma corporation (the "Company"), from the holders of shares of Common Stock, $0.01 par value ("Common Stock") to be voted at the Annual Meeting of Shareholders (the "Meeting") to be held at the offices of the Company at 7030 South Yale - Suite 404, Tulsa, Oklahoma, on Wednesday, September 24, 2003, at 10:00AM, local time, and at any adjournments thereof.

         The only business which the Board of Directors intends to present or knows that others will present at the Meeting is the election of four (4) Directors of the Company to hold office until the next Annual Meeting of Shareholders in 2004 and until their successors have been elected and qualified. Management does not know of any other business to be brought before the Meeting but it is intended that as to any other business, a vote may be cast pursuant to the proxy in accordance with the judgment of the person or persons acting thereunder. If proxies in the enclosed form are properly executed and returned, the Common Stock represented thereby will be voted at the Meeting in accordance with the shareholder's direction. Unless otherwise specified, proxies in the enclosed form will be voted for the election of the four (4) Directors named as nominees. Any shareholder giving a proxy has the power to revoke it at any time before the proxy is voted by revoking it in writing, by executing a later dated proxy or appearing at the Meeting and voting in person. Any writing revoking a proxy should be addressed to Steven P. Ensz, Secretary of the Company, at the address set forth below.

         The Directors to be elected at the Meeting will be elected by a plurality of the votes cast by the holders of Common Stock present in person or by proxy and entitled to vote. Votes may be cast for or withheld from each nominee. Votes that are withheld will have no effect on the outcome of the election because Directors will be elected by a plurality of votes cast.

         Under the rules of the New York Stock Exchange, brokers who hold shares in street name have the authority to vote on certain routine matters on which they have not received instructions from beneficial owners. Brokers holding shares of the Company's Common Stock in street name who do not receive instructions are entitled to vote on the election of Directors. Where authority to vote for the election of Directors is withheld by a stockholder, such shares will not be counted in determining the outcome of such vote. Therefore, broker non-votes with respect to the election of Directors and stockholders who mark their proxies to withhold authority to vote their shares will have no effect on the outcome of such proposal, although broker non-votes and proxies submitted where the vote for the election of Directors is withheld are counted in determining the existence of a quorum.

         Only holders of record of Common Stock as of the close of business on August 25, 2003 are entitled to vote at the Meeting or any adjournments thereof. On such date, the Company had outstanding voting securities consisting of 26,054,546 shares of Common Stock, each of which shares is entitled to one (1) vote on all proposals submitted to a vote of shareholders at the Meeting.

         The Company's principal executive office address is 7030 South Yale - Suite 404, Tulsa, Oklahoma, and its telephone number is (918) 481-1440. This Proxy Statement and the enclosed Form of Proxy will be mailed to the Company's shareholders on or about August 29, 2003.

                              ELECTION OF DIRECTORS

         At the Meeting, it is proposed to elect four (4) Directors to hold office until the next Annual Meeting of Shareholders in 2004 and until their respective successors are elected and qualified. It is intended that, unless otherwise indicated, the shares of Common Stock represented by proxies solicited by the Board of Directors will be voted for the election as Directors of the four nominees hereinafter named. If, for any reason, any of said nominees shall become unavailable for election, which is not now anticipated, the proxies will be voted for the other nominees and may be voted for a substitute nominee designated by the Board of Directors. Each nominee has indicated that he is willing and able to serve as a Director if elected, and, accordingly, the Board of Directors does not have in mind any substitute.

         The nominees as Director and their age are as follows:

                  Name                                        Age
                  ----                                        ---

                  Michael K. Paulk                             54

                  Steven P. Ensz                               51

                  Brian E. Bayley                              49

                  John K. Campbell                             69

         MICHAEL K. PAULK: Mr. Paulk was elected President and Director of the Company in July 2001. From October 1994 to January 2001, when it was sold to Chesapeake Energy Corporation, he was the President and a Director of Gothic Energy Corporation ("GEC"). GEC is neither a predecessor nor affiliate of either ANEC or the subsidiary, Gothic. It was engaged, until its acquisition by Chesapeake Energy Corporation in January 2001, in the acquisition, development, exploration and production of natural gas and oil. Mr. Paulk has been engaged in the oil and gas industry for more than fifteen years.

         STEVEN P. ENSZ: Mr. Ensz has been Vice-President, Finance and Chief Financial Officer of the Company since July 2001 and is responsible for our financial activities. From March 1998 to January 2001, he held a similar position with GEC. From July 1991 to February 1998, he was Vice-President, Finance of Anglo-Suisse, Inc., an oil and natural gas exploration and producing company. He has held various positions within the energy industry, including President of Waterford Energy, an independent oil and gas producer, for more than the past 18 years. He is a certified public accountant. Mr. Ensz is also Secretary of the Company.

         BRIAN E. BAYLEY: Mr. Bayley was elected a Director of the Company in June 2001. Mr. Bayley has been President and Chief Executive Officer of Quest Capital Corp. since June 30, 2003. Quest Capital Corp. trades on the Toronto Stock Exchange under the symbols QC.A and QC.B. Quest Capital Corp. is a merchant bank that provides financial services to small and mid-cap companies operating primarily in North America. Quest Capital Corp.'s principal business is to provide asset backed bridge loans to companies generally operating in industries such as mining, oil and gas, real estate and manufacturing. He is currently President and Director of Quest Management Corp., a management company that is wholly-owned by Quest Capital Corp., a position he has held since December 1996. Quest Management Corp. provides various consulting, administrative, management and related services to publicly traded companies. In March 2003, we completed a $2.5 million borrowing from Quest Investment Corporation, an affiliate of Quest Capital Corp. and Quest Management Corp. Mr. Bayley is a Director and is the Chief Executive Officer of Quest Management Corp. None of the other companies Mr. Bayley is affiliated with are affiliates of ours. Mr. Bayley is a Director of TransAtlantic Petroleum (USA) Corp., which also provided financing to the Company in March 2003.

         JOHN K. CAMPBELL. Mr. Campbell has been a Director of the Company since April 2000 and was President of Gothic from April 2000 to July 2001. Mr. Campbell has been the President and Director of TransAmerica Industries Ltd. since 1986.

EXECUTIVE OFFICERS

         The current executive officers of the Company are the following:

       NAME                 AGE          POSITION
       ----                 ---          --------

Michael K. Paulk             54          President and Director

Steven P. Ensz               51          Vice  President,  Finance  and  Chief
                                         Financial Officer


         The employment background of Messrs. Paulk and Ensz is described above.

DIRECTOR AND OFFICER SECURITIES REPORTS

                  The Federal securities laws require the Company's Directors and executive officers, and persons who own more than ten percent (10%) of a registered class of the Company's equity securities to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of any of its equity securities. Copies of such reports are required to be furnished to the Company. To the Company's knowledge, based solely on a review of the copies of such reports and other information furnished to it, all persons subject to these reporting requirements filed the required reports on a timely basis with respect to the year ended December 31, 2002.

EXECUTIVE COMPENSATION

         The following table sets forth the compensation paid or awarded to the President of the Company during the three years ended December 31, 2002 for all services rendered to the Company. No executive officer received compensation exceeding $100,000 during the year ended December 31, 2002.

                           SUMMARY COMPENSATION TABLE
                               ANNUAL COMPENSATION

                                                                                                COMPENSATION
                                                                                      ----------------------------------
                                                                            OTHER          LONG-TERM        ALL OTHER
         NAME AND                              ANNUAL                      ANNUAL      AWARDS/ OPTION (#)      COMP.
    PRINCIPAL POSITION          YEAR           SALARY          BONUS        COMP.
------------------------------------------------------------------------------------------------------------------------
Michael K. Paulk                2002         $90,000(1)         -0-          -0-              -0-               -0-
                                2001            -0-             -0-          -0-            325,000         $35,000(2)
                                2000            -0-             -0-          -0-              -0-               -0-

------------------------
(1) Of this amount, $45,000 was unpaid at December 31, 2002 and is included in accrued liabilities.

(2) This sum represents amounts paid for services prior to the January 2002 corporate reorganization resulting in ANEC becoming the parent corporation in a corporate reorganization.

STOCK OPTION HOLDINGS AT DECEMBER 31, 2002.

         The following table provides information with respect to the above named executive officer regarding options held at December 31, 2002. No options were exercised during the year ended December 31, 2002.


                                                   NUMBER OF UNEXERCISED OPTIONS      VALUE OF UNEXERCISED IN-THE-MONEY
NAME               SHARES ACQUIRED ON   VALUE           AT DECEMBER 31, 2002           OPTIONS AT DECEMBER 31, 2002(1)
                        EXERCISE       REALIZED     EXERCISABLE      UNEXERCISABLE      EXERCISABLE      UNEXERCISABLE
------------------------------------------------------------------------------------------------------------------------
Michael K. Paulk          -0-              -0-          162,500           162,500           $13,000           $13,000

----------------------
(1) Based on the closing bid price on December 31, 2002.

COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

         Board of Directors. The Company's Board of Directors held three meetings during the year ended December 31, 2002. Each of the Company's Directors participated in all of the meetings of the Board and of each committee of the board of which he is a member.

         Audit Committee. During the year 2002, the Audit Committee consisted of Messrs. Brian E. Bailey and John K. Campbell The Audit Committee, among other things, meets with the Company's independent accountants to review the Company's accounting policies, internal controls and other accounting and auditing matters; makes recommendations to the Board of Directors as to the engagement of independent accountants; and reviews the letter of engagement and statement of fees relating to the scope of the annual audit and special audit work which may be recommended or required by the independent accountants. The Audit Committee met three times during the year ended December 31, 2002. Mr. Campbell was, in the opinion of the Company's Board of Directors, an "independent director," as that term is defined under the Rules relating to the NASDAQ Stock Market.

         The Company's Audit Committee Charter was included as Appendix A to the Company's Proxy Statement dated May 2, 2001. The Charter describes the nature and scope of the duties and responsibilities of the Audit Committee.

                  The Company's Audit Committee has not adopted any pre-approval policies and procedures for engaging professional services to be rendered by its principal accountant.

         Other Committees. The Company's Board of Directors has not appointed either a compensation committee or a nominating committee.

DIRECTORS COMPENSATION

         The Directors of the Company do not receive any cash compensation for serving in that capacity; however, they are reimbursed for their out-of-pocket expenses in attending meetings. Pursuant to the terms of the Company's 2001 Stock Incentive Plan, each non-employee Director who is first elected or appointed after February 1, 2002 automatically receives an option grant for 50,000 shares on the date such person joins the Board. In addition, on the date of each annual stockholder meeting, provided such person has served as a non-employee Director for at least six months, each non-employee Board member who is to continue to serve as a non-employee Board member will automatically be granted an option to purchase 5,000 shares. Each such option has a term of ten years, subject to earlier termination following such person's cessation of Board service, and is subject to certain vesting provisions.

DIRECTORS' COMPENSATION REPORT

                  The Company's full Board of Directors acts on matters involving the compensation of the Company's executive officers and employees and the grant of options under the Company's option plan. At the present time, a compensation committee of the Board of Directors has not been appointed. Executive officers who are Directors whose compensation is being considered do not participate in board or committee actions regarding their compensation. The Board of Directors seeks to assure that the Company's executive officers are adequately and fairly compensated and that their compensation is competitive with other similar-sized companies in the oil and gas exploration and production industry and, at the same time, reflecting their individual performance and responsibilities within the Company. To date, the Board has compensated executive officers primarily through the payment of salaries. The Company does not have any employment agreements with its executive officers.

                              CERTAIN TRANSACTIONS

         The Company was organized as an Oklahoma corporation on January 19, 2001. The following persons subscribed to an aggregate of 100,000 shares of common stock of American Natural Energy Corporation at a subscription price of $.01 per share. Messrs. Paulk and Ensz may be deemed to be the founders of American Natural Energy Corporation.

                   NAME                            NO. OF SHARES
                   ----                            -------------
                   Michael K. Paulk                    42,500
                   Steven P. Ensz                      42,500
                   Bennett G. Shelton                   5,000
                   Robert G. Snead                      5,000
                   Richard Mulford                      5,000
                                                      -------
                                 Total                100,000

         By agreement dated July 11, 2001, the above five initial stockholders of the Company sold their shares to Gothic in exchange for an aggregate of 1,000,000 shares of Gothic, or ten Gothic shares for each one share of the Company.

         In July, 2001, the Company issued in a private sale of its securities to a limited number of sophisticated investors an aggregate of 10,000,000 shares of common stock for a subscription price of $0.33 per share. Three of the Company's officers and Directors purchased the following numbers of shares in the transaction:

                   NAME                           NO. OF SHARES
                   ----                           -------------
                   Mike K. Paulk                      650,000
                   Steven P. Ensz                   1,000,000
                   Brian E. Bayley                    650,000
                                                    ---------
                                    Total           2,300,000

         On June 6, 2001, each of Mike K. Paulk and Steven P. Ensz loaned the Company $100,000 evidenced by the Company's promissory note bearing interest at 6% per annum and due on May 31, 2002. These notes have been repaid with all accrued interest.

         During the year 2001, the Company paid consulting, management and other reimbursable expenses aggregating approximately $19,750 to Quest Management Corp. of which Mr. Bayley, one of the Company's Directors, is President. Payment of expenses in 2002 aggregated $20,329. These expenses primarily relate to compliance with regulatory filing requirements with the securities commissions of the Provinces of Canada.

         In September 2002, Mr. Paulk loaned to the Company $40,000. The loan is due on demand and accrues interest at the Bank One prime rate (4% per annum as of August 8, 2003), a rate equal to the interest rate Mr. Paulk pays on the funds borrowed by him. The loan is not collateralized. The proceeds of the loan were used by the Company for working capital.

         In March 2003, the Company completed a $2.5 million borrowing for working capital and repayment of secured debt. The $2.5 million is due to be repaid on October 31, 2003 and bears interest at 12% per annum (effective rate 22.0%). The loan is secured by all the Company's oil and gas properties and undeveloped leaseholds. The lender received 688,000 shares of the Company's common stock. The lender is Quest Investment Corporation. Mr. Brian Bayley, one of the Company's Directors, is a Director and the Chief Executive Officer of Quest Investment Corporation.

         In March 2003, the Company entered into a funding arrangement with TransAtlantic Petroleum (USA) Corp. whereby TransAtlantic agreed to advance to the Company up to $2.0 million, of which up to $1.8 million is to be used to fund the Company's share of the drilling and completion costs for the four initial wells the Company drilled in St. Charles Parish. In exchange, TransAtlantic received a $2.0 million production payment payable out of 75% of the net revenues from the wells drilled with the funds advanced. In addition, also in exchange for the availability of the funds for drilling and completion and an additional $200,000 of funding, TransAtlantic received a 10% interest in the Company's Bayou Couba lease and its lease with the State of Louisiana. Under the agreements, TransAtlantic has the right to acquire a 10% participation in any additional leasehold interests the Company acquires in the 23.138 square mile Bayou Couba salt dome development area. The Company's obligations to TransAtlantic are collateralized by a lien against its interest in the four initial wells and their hydrocarbon production. At June 30, 2003, the entire $1.8 million and

$200,000 fundings had been advanced and $166,000 of the production payment had been paid to TransAtlantic. Mr. Brian Bailey, a Director of the Company, is also a Director of TransAtlantic.

                             INDEPENDENT ACCOUNTANTS

         The Board of Directors has selected PricewaterhouseCoopers L.L.P. as the Company's independent auditors for 2001. The Company expects a representative of PricewaterhouseCoopers L.L.P. to be present at the Meeting and to be available to respond to appropriate questions or make a statement if they desire to do so.

         On February 12, 2002, PricewaterhouseCoopers, LLP, Vancouver, Canada, was engaged to audit Gothic's consolidated financial statements for the year ended December 31, 2001 and 2000. The decision to engage PricewaterhouseCoopers LLP was approved by Gothic's Board of Directors.

         The firm of KPMG LLP, Vancouver, Canada, audited the financial statements of Gothic for the years ended December 31, 2000 and 1999. On February 12, 2002, KPMG LLP's appointment as principal accountants was terminated. The audit report of KPMG LLP for the two years ended December 31, 2000 did not contain any adverse opinion or disclaimer of opinion or modification as to uncertainty, audit scope or accounting principles.

         During the two years ended December 31, 2000 and through February 12, 2002, neither the Company nor anyone on its behalf consulted with PricewaterhouseCoopers, LLP regarding the matters referred to in Item 304(a)(2) of Regulation S-B under the Securities Exchange Act of 1934, as amended. During the two fiscal years ended December 31, 2000 and through February 12, 2002, Gothic did not have any disagreements with KPMG LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures which disagreements, if not resolved to their satisfaction, would have caused them to make reference in connection with their opinion to the subject matter of the disagreement.

2002 AND 2001 AUDIT AND RELATED FEES

         The following sets forth fees incurred by the Company during the year ended December 31, 2002 for services provided by PricewaterhouseCoopers, LLP., the Company's independent public accountant:

             Audit Fees     Audit Related Fees     Tax Fees     All Other Fees
-------------------------------------------------------------------------------
    2001      $54,276              $-0-             $3,500           $-0-

    2002      $314,037             $-0-              $-0-            $-0-


                             COMMON STOCK OWNERSHIP
                   OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         As of the Record Date, the Company had issued and outstanding 26,054,546 shares of its Common Stock. The following table sets forth, as of the Record Date, certain information regarding beneficial ownership of the Common Stock by (i) those persons beneficially holding more than five percent of the Company's Common Stock, (ii) the Company's directors who beneficially own shares of the Common Stock and (iii) all of the Company's directors and officers as a group.

                                                                PERCENTAGE OF
                                             NUMBER OF SHARES    OUTSTANDING
       NAME AND ADDRESS (1)(2)                     OWNED          SHARES(3)
-------------------------------------------------------------------------------

 Mike K. Paulk                                1,400,000(4)         5.4%

 Steven P. Ensz                               1,750,000(5)         6.9%

 Brian E. Bayley                                916,500(6)         3.6%
 Quest Management Corp.
 Suite 300 - 570 Granville Street
 Vancouver, BC V6C 3P1

 John K. Campbell                               175,000(7)         0.1%
 750 West Pender Street - Suite 710
 Vancouver, BC V6C 2T7

 All  Directors  and officers as a group
(4 persons)                                   4,241,500           16.2%

--------------------------------
(1) This tabular information is intended to conform with Rule 13d-3 promulgated under the Securities Exchange Act of 1934 relating to the determination of beneficial ownership of securities. The tabular information gives effect to the exercise of warrants or options exercisable within

         60 days of the date of this table owned in each case by the person or group whose percentage ownership is set forth opposite the respective percentage and is based on the assumption that no other person or group exercise their option.

(2) Unless otherwise indicated, the address for each of the above is c/o American Natural Energy Corporation, 7030 South Yale, Suite 404, Tulsa, Oklahoma 74136.

(3) The percentage of outstanding shares calculation is based upon 26,054,546 shares outstanding as of August 25, 2003, except as otherwise noted.

(4) Includes 325,000 shares issuable at an exercise price of $0.32 on exercise of an option. Of Mr. Paulk's shares, 141,667 shares are held subject to a Pooling Agreement described below.

(5) Includes 325,000 shares issuable at an exercise price of $0.32 on exercise of an option. Of Mr. Ensz's shares, 141,667 shares are held subject to a Pooling Agreement described below.

(6) Includes 200,000 shares issuable at an exercise price of $0.32 on exercise of an option. Excludes 100,000 shares held by Mr. Bayley's wife and 50,000 shares held by a trust for the benefit of Mr. Bayley's minor children, as to all of which Mr. Bayley disclaims a beneficial interest.

(7) Includes 150,000 shares issuable at an exercise price of $0.47 on exercise of an option.

         Pooling Agreement. Of the shares held by each of Messrs. Paulk and Ensz, 425,000 of such shares, as well as 50,000 shares held by each of Robert G. Snead, Bennett G. Shelton and Richard Mulford, employees of the Company, are held pursuant to the terms of an agreement that provides that one-third of such shares are released from escrow and the restrictions of the agreement on each of July 17, 2002, July 17, 2003, and July 17, 2004. Under the terms of the escrow agreement, the stockholders are prohibited from selling, dealing in, assigning or transferring the shares during the restricted period. The agreement terminates with respect to all the shares on July 17, 2004. In the event of a change of control of the Company, evidenced by a change of a majority of the Board of Directors, the shares are then released from the restrictions of the agreement. The stockholders retain the right to vote the shares and to receive dividends during the term of the agreement. The Company is not a party to this agreement, however, the terms of this agreement could affect the number of shares of its common stock available for sale from time to time.

GENERAL

SUBMISSION OF SHAREHOLDERS' PROPOSALS FOR 2004 ANNUAL MEETING

         Any proposals which shareholders intend to present for a vote of shareholders at the Company's 2004 Annual Meeting and which such shareholders desire to have included in the Company's proxy statement and form of proxy relating to that meeting must be sent to the Company's executive office and received by the Company not later than May 2, 2004.

         OTHER MATTERS

         The cost of soliciting proxies will be borne by the Company. In addition to solicitation by use of the mails, certain officers and regular employees may solicit proxies personally and by telephone and the Company will request banks, brokerage houses and nominees and fiduciaries to forward soliciting material to their principals and will reimburse them for their reasonable out-of-pocket expenses.

         The Company's Annual Report on Form 10-KSB for the year ended December 31, 2002, including financial statements, is being mailed to shareholders herewith. However, that report is not part of the proxy soliciting information.

                            By Order of the Board of Directors

                           Steven P. Ensz, Secretary

Dated:  August 29, 2003

                                                                   FORM OF PROXY

                       AMERICAN NATURAL ENERGY CORPORATION
                           7030 South Yale - Suite 404
                              Tulsa, Oklahoma 74136

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned hereby appoints Michael K. Paulk and Steven P. Ensz, and each of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and vote, as designated below, all the shares of common stock of American Natural Energy Corporation held of record by the undersigned on August 25, 2003 at the Annual Meeting of Shareholders to be held on September 24, 2003 or any adjournment thereof.

         1.     Election of Directors

                |_| For all nominees listed below (except as marked to contrary below)

                |_| Withhold Authority to vote for all nominees listed below

INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE LIST BELOW.

                                Michael K. Paulk
                                 Steven P. Ensz
                                 Brian E. Bayley
                                John K. Campbell

         2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

         THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR EACH OF THE DIRECTORS.

         PLEASE SIGN EXACTLY AS NAME APPEARS BELOW. PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

         WHEN SHARES ARE HELD BY JOINT TENANTS, BOTH SHOULD SIGN. WHEN SIGNING AS ATTORNEY, AS EXECUTOR, ADMINISTRATOR, TRUSTEE, OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH. IF A CORPORATION, PLEASE SIGN IN FULL CORPORATE NAME BY PRESIDENT OR OTHER AUTHORIZED OFFICER. IF A PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP NAME BY AUTHORIZED PERSON.

Dated:  _______________, 2003



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       Signature
       Title (if required)



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       Signature (if held jointly)